Exhibit 10.1
January 9, 2009
Wellman, Inc.
3303 Port and Harbor Drive
Port Bienville Industrial Park
Bay St. Louis, MS 39520
Attn: Mark Ruday
          Re: Plan Sponsorship Agreement
Gentlemen:
          Wellman, Inc. (as debtor-in-possession and as reorganized upon consummation of the Reorganization (as defined below) and the Closing (as defined below), “Wellman”) and the subsidiaries of Wellman that are signatories hereto (collectively, the “Wellman Subsidiaries”) intend to reorganize (the “Reorganization”) pursuant to a plan of reorganization under chapter 11 of title 11, of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”). Wellman, the Wellman Subsidiaries and the Issuer (as defined below) are collectively referred to herein as the “Wellman Parties” and each, individually, a “Wellman Party”. Reference is made to the proposed plan of reorganization (as amended or modified, the “Plan”), attached hereto as Exhibit A. Terms used in this Plan Sponsorship Agreement (this “Agreement”) with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Plan. This Plan Sponsorship Agreement supersedes and replaces the backstop commitment agreements dated June 25, 2008 and September 16, 2008, respectively, in their entireties and such agreements are no longer of any force or effect.
          Among other sources, the Plan is predicated upon an infusion of an aggregate of $35 million in cash from the Plan Sponsors (as defined below). In exchange for such infusion, the Plan provides for the Plan Sponsors to receive (i) their Applicable Percentage of $40 million in principal amount of 10% second-lien secured convertible notes (the “Convertible Notes”) of Wellman Holdings, Inc. (the “Issuer”), a newly formed Delaware corporation that will hold 100% of the equity of Wellman, Inc. upon consummation of the Reorganization and the Closing on the Effective Date (as defined below) and (ii) their Applicable Percentage of 60,000 shares of New Common Stock of the Issuer (the “Plan Sponsor Shares” and, together with the Convertible Notes, the “Plan Sponsor Consideration”)(it being understood that 60,000 shares of New Common Stock of the Issuer shall also be issued at the Closing to the holders of the Permitted Third Lien Indebtedness (as defined below), and that the aggregate number of shares of New Common Stock of the Issuer outstanding immediately following the Closing shall not exceed 120,000).1 The Convertible Notes shall be convertible into New Common Stock of the Issuer on an initial basis of 4.6153 shares of New Common Stock per $1000 of principal amount of Convertible Notes, subject to customary anti-dilution adjustments (the Permitted Third Lien Indebtedness to be convertible into New Common Stock of the Issuer on an initial basis of 3.0769 shares of New Common Stock per $1000 of principal amount of Permitted Third Lien Indebtedness, subject to customary anti-dilution adjustments and to an increase in the conversion price to reflect, and neutralize the effect of, any “paid-in-kind” interest paid thereon, to the effect that “paid-in-kind” interest paid shall not result in an increased number of shares being receivable by the holders of Permitted Third Lien Indebtedness on conversion from the number of shares they would have received had no “paid-in-kind” interest been paid, it being understood that the initial aggregate principal amount of Convertible Notes and the initial aggregate principal amount of Permitted Third Lien Indebtedness would each be convertible into the same aggregate number of shares of New Common Stock, each representing approximately 50% of the pro forma New Common Stock (excluding the 60,000 shares issued at the Closing to each of the two groups comprised of holders of the Permitted Third Lien Indebtedness and holders of the Convertible Notes).
          The Convertible Notes shall (i) be issued pursuant to an indenture (the “Convertible Notes Indenture”) bear interest at a rate per annum equal to 10%, plus default interest during the continuance of an event of default of 2% per annum over the rate otherwise payable, (ii) mature on the first payment date in 2019, and have mandatory purchase offer provisions in the event of an Asset Sale (to be defined), the proceeds of which have not been used to permanently reduce Permitted First Lien Indebtedness to the extent required thereby or to reinvest in long term assets, (iii) be senior indebtedness of the Issuer, (iv) be guaranteed on a senior basis by each other Wellman Party, (v) be secured by a second priority lien (which lien shall be second priority only to the lien securing up to an aggregate of $50 million (subject to annual adjustments for inflation at the rate set for in the United States Consumer Price Index published by The Bureau of Labor Statistics) in principal amount of first lien indebtedness (“Permitted First Lien Indebtedness”) (which maximum aggregate amount of Permitted First Lien Indebtedness may be increased with the consent of (A) holders of at least 60% of the then outstanding principal amount of the Convertible Notes and (B) holders of at least 60% of the then outstanding principal amount of the Permitted Third Lien Indebtedness) and shall be senior to the lien securing all other indebtedness issued pursuant to the Plan in satisfaction of the First Lien Term Loan and Second Lien Term Loan pre-petition indebtedness of Wellman, which shall be in an aggregate principal amount not to exceed $60 million plus the amount of any “paid-in-kind” interest paid in accordance with the terms of the indenture relating thereto either evidenced by new notes or by accretion in the principal amount of the existing notes (“Permitted Third Lien Indebtedness”)) on all of the assets of each Wellman Party, (vi) shall permit certain other indebtedness, including, without limitation, purchase money debt and capital lease obligations in an aggregate amount taken together not to exceed $5 million and other general indebtedness in an aggregate amount not to exceed $2 million, in each case, subject to annual adjustments for inflation at the rate set for in the United States Consumer Price Index published by The Bureau of Labor Statistics and (vii) shall be subject to,

[1]	The Plan Sponsor Consideration includes a fee consisting of $5 million principal amount of additional Convertible Notes (the “Plan Sponsor Fee”). The Plan Sponsor Fee shall be delivered in the same manner as that set forth in clause 2(b)(ii) below and at the same time as the Plan Sponsor Consideration.

and have the benefits of, one or more Intercreditor Agreements (collectively, the “Intercreditor Agreement”) between the holders of (or the duly authorized representative of the holders of) the Permitted First Lien Indebtedness, the Permitted Third Lien Indebtedness and the Convertible Notes. The Convertible Notes shall be mandatorily convertible in connection with a proposed sale of all or substantially all of the assets of the Wellman Parties, or a merger or similar transaction involving the Issuer or Wellman and its subsidiaries, which has been approved by the Supermajority Equity Holders; provided however that each holder of Convertible Notes that voted in opposition of such transaction will have the option of being redeemed at 100% of the then outstanding principal of such holders’ Convertible Notes plus accrued and unpaid interest. “Supermajority Equity Holders” mean holders of 70% of the New Common Shares (giving pro forma effect to conversion by the holders of the Convertible Notes and the Permitted Third Lien Indebtedness) determined on an “as converted” fully diluted basis assuming conversion of all outstanding Convertible Notes and Permitted Third Lien Indebtedness. If the Issuer has received a proposal for a sale of all or substantially all of the assets of the Wellman Parties, or a merger or similar transaction involving the Issuer or Wellman and its subsidiaries, or the Issuer has a good-faith belief that an initial public offering of the Issuer will be made, or that a sale of all or substantially all of the assets of the Wellman Parties, or a merger or similar transaction involving the Issuer or Wellman and its subsidiaries will be consummated, then the Issuer will have the ability to institute up to a 60 day moratorium on the ability of each holder of Convertible Notes to convert such holder’s Convertible Notes into New Common Stock. Such 60 day moratorium shall be extendible by the board of directors by up to an additional 60 day period, after which the right to convert must be honored for at least 30 days before the Issuer may impose any new moratorium.

          The Permitted Third Lien Indebtedness shall be both payment subordinated and lien subordinated to the Convertible Notes and the Permitted First Lien Indebtedness in a manner and pursuant to documentation that is no less favorable to the holders of the Convertible Notes than are the terms of such documentation between the holders of the Permitted First Lien Indebtedness and the holders of the Convertible Notes to the holders of the Permitted First Lien Indebtedness and otherwise in form and substance satisfactory to the Plan Sponsors, with no cross default to the Convertible Notes or the Permitted First Lien Indebtedness, a standstill and cash payment blockage upon default under the Convertible Notes and other customary payment subordination provisions, provided that so long as Available Cash (to be mutually agreed) exists to pay cash interest on the Permitted Third Lien Indebtedness and no default exists under the Permitted First Lien Indebtedness or the Convertible Notes, the payment subordination terms shall not prohibit cash payment of interest on the Permitted Third Lien Indebtedness. The Permitted Third Lien Indebtedness shall be mandatorily convertible in connection with a proposed sale of all or substantially all of the assets of the Wellman Parties, or a merger or similar transaction involving the Issuer or Wellman and its subsidiaries, which has been approved by the Supermajority Equity Holders; provided however that each holder of Permitted Third Lien Indebtedness that voted in opposition of such transaction will have the option of being redeemed at 100% of the then outstanding principal amount of such holders’ Permitted Third Lien Indebtedness plus accrued and unpaid interest (including “paid-in-kind” interest). If the Issuer has received a proposal for a sale of all or substantially all of the assets of the Wellman Parties, or a merger or similar transaction involving the Issuer or Wellman and its subsidiaries, or the Issuer has a good-faith belief that an initial public offering of the Issuer will be made, or that a sale of all or substantially all of the assets of the Wellman Parties, or a merger or similar transaction involving the Issuer or Wellman and its subsidiaries will be consummated, then the Issuer will have the ability to institute up to a 60 day moratorium on the ability of each holder of Permitted Third Lien Indebtedness to convert such holder’s Permitted Third Lien Indebtedness into New Common Stock. Such 60 day moratorium shall be extendible by the board of directors by up to an additional 60 day period, after which the right to convert must be honored for at least 30 days before the Issuer may impose any new moratorium.
          The Convertible Notes, the Convertible Notes Indenture, the guarantees, mortgages and other security and support and other related documents evidencing or relating to the foregoing (including the Intercreditor Agreement) are collectively referred to herein as the “Second Lien Documents”. The notes and the financing agreements evidencing the Permitted First Lien Indebtedness, and the guarantees, mortgages and other security and support and other related documents evidencing or relating to the foregoing, are collectively referred to herein as the “First Lien Documents”. The notes and the indenture evidencing the Permitted Third Lien Indebtedness, and the guarantees, mortgages and other security and support and other related documents evidencing or relating to the foregoing, are collectively referred to herein as the “Third Lien Documents”.
1. The Commitments.
          (a) Subject to the terms and conditions hereof, including the accuracy of the representations and warranties of the Issuer as of the date hereof and, other than those representations and warranties that speak only as of an earlier specified date, as of the Effective Date, compliance by the Issuer with its covenants and other agreements to be performed or observed by it hereunder, including those required to have been performed or observed prior to and on the Effective Date, the occurrence of the Effective Date on or prior to January 31, 2009, and satisfaction of all conditions set forth herein on or prior to January 31, 2009 (collectively, the “Plan Sponsor Conditions”), each of SOLA, Ltd. and/or certain affiliates, funds, or managed accounts designated by SOLA, Ltd. (collectively, the “SOLA Parties”), and BlackRock Financial Management, Inc. and/or certain affiliates, funds, or managed accounts designated by BlackRock Financial Management, Inc. (collectively, the “BlackRock Parties” and together with the SOLA Parties, collectively, the “Plan Sponsors” and each a “Plan Sponsor”), severally agree to fund, in the case of the SOLA Parties, $17.5 million in cash, and in the case of the BlackRock Parties, $17.5 million in cash (such respective amounts, as to each Plan Sponsor, its “Applicable Portion”, and the percentage of the aggregate Plan Infusion to be provided as aforesaid by each Plan Sponsor, respectively, its “Applicable Percentage”), aggregating $35 million in cash (the “Plan Infusion”) in exchange for the Plan Sponsor Consideration (the agreement of each Plan Sponsor described in this Section 1(a) shall be referred to herein as its “Plan Sponsor Commitment”). Each Plan Sponsor shall fulfill its Plan Sponsor Commitment, on the terms and conditions described herein and subject to the Plan Sponsor Conditions, by paying, or causing one or more of its affiliates to pay, the Plan Infusion.
          (b) The Plan Sponsor agrees that, if Plan Sponsor Conditions shall have been timely satisfied, it will not change its vote for each Second Lien Term Loan Claim held by it or any of its controlled affiliates in favor of the Plan.
2. The Closing.
          (a) The delivery of the Plan Sponsor Consideration and payment of the Plan Infusion shall take place at the offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022 on the Effective Date (but subject to satisfaction of the Plan Sponsor Conditions) (the “Closing”).
     (b) Upon Closing on the Effective Date:
     (i) Each Plan Sponsor, in satisfaction of its Plan Sponsor Commitment, shall pay by wire transfer, pursuant to the instructions provided by the Issuer, its Applicable Portion of the Plan Infusion;
     (ii) The Issuer shall deliver to each Plan Sponsor (or its designees) its Applicable Percentage of the Plan Sponsor Consideration. If the Convertible Notes are in global form, The Depositary Trust Company (“DTC”) shall credit the account of each Plan Sponsor in DTC’s system designated by such Plan Sponsor with portions of the global certificate representing such Plan Sponsor’s Applicable Percentage of the Convertible Notes (which global certificate shall be issued to DTC or its nominee) purchased by each Plan Sponsor pursuant to its Plan Sponsor Commitment;
     (iii) The Issuer shall deliver all certificates, instruments, and other documents required to satisfy the conditions set forth in this Plan Sponsorship Agreement; and

     (iv) Wellman shall pay the reasonable out-of-pocket fees, costs, and expenses incurred in connection with this Plan Sponsorship Agreement by the Plan Sponsors, including, without limitation, all reasonable fees and expenses of Gibson, Dunn & Crutcher, as special counsel the Plan Sponsors (all of the fees, costs, and expenses set forth in this Section 2(b)(iv), collectively “Expenses”).
3. Representations and Warranties.
          (a) Each of the Wellman Parties hereby jointly and severally represents and warrants as of the date of this Plan Sponsorship Agreement, and as of the Effective Date and the Closing (both before and after giving effect to the transactions contemplated to occur at the Closing on the Effective Date), to the Plan Sponsors that:
     (i) Each Wellman Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own, lease, and operate its properties and assets and to conduct its business as now being conducted, subject, except in the case of the Issuer, to the restrictions that may result solely from its status as a debtor-in-possession under the Bankruptcy Code. Such Wellman Party is duly qualified to transact business in each other jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified to transact business, would not reasonably be expected to have a Material Adverse Effect;
     (ii) All of the outstanding shares of capital stock of Wellman are duly authorized, validly issued, fully paid, and nonassessable, and all such shares are and will be owned as of the Effective Date and consummation of the Closing by the Issuer free and clear of all liens, preemptive rights, rights of first refusal, subscription, and similar rights that would not be cancelled and extinguished under the Plan on the Effective Date. All of the outstanding shares of capital stock of each of Wellman’s subsidiaries are duly authorized, validly issued, fully paid, and nonassessable, and all such shares are owned by Wellman or another wholly owned subsidiary of Wellman free and clear of all liens, preemptive rights, rights of first refusal, subscription, and similar rights that would not be cancelled and extinguished under the Plan on the Effective Date;
     (iii) Such Wellman Party has the requisite corporate or other power and authority to execute and deliver, as applicable, this Plan Sponsorship Agreement, the Plan, the Disclosure Statement, and, subject to the approval of the Bankruptcy Court, the definitive documents necessary or appropriate to consummate the transactions contemplated hereby and thereby, and, as applicable, to file such documents with the Bankruptcy Court and, subject to the approval of the Bankruptcy Court, consummate the transactions contemplated hereby and thereby. The formulation, preparation, and, as applicable, filing of this Plan Sponsorship Agreement, the Plan, the Disclosure Statement, and such definitive documents have been, or shall have been on the filing date thereof, as applicable, (A) duly and validly authorized by all necessary corporate or other action on the part of such Wellman Party and (B) duly and validly executed and delivered by such Wellman Party. Upon the entry of an order by the Bankruptcy Court confirming the Plan (the “Confirmation Order”), this Plan Sponsorship Agreement (in the case of each Wellman Party) and the Plan (in the case of each Wellman Party other than the Issuer) shall constitute a valid and binding obligation of each Wellman Party enforceable against it in accordance with its terms;

     (iv) Subject to entry of the Confirmation Order, (A) the execution and delivery of this Plan Sponsorship Agreement, the Plan, and each of the definitive documents necessary to effect the Reorganization by such Wellman Party, as applicable, do not and shall not (1) violate any provision of the articles of incorporation or by-laws or other organizational documents of such Wellman Party or (2) conflict with, violate, constitute a breach of, or result in the creation of a lien or any other encumbrance against, such Wellman Party or its properties pursuant to any contract, agreement, or instrument by which such Wellman Party or any of its subsidiaries is bound or any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which such Wellman Party or any of its subsidiaries is subject; and (B) the performance of this Plan Sponsorship Agreement, the Plan, and each of the definitive documents necessary to effect the Reorganization by such Wellman Party, as applicable, and the consummation by such Wellman Party of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof shall not (1) violate any provision of the articles of incorporation or by-laws or other organizational documents of such Wellman Party as such documents are proposed to be amended pursuant to the Plan or (2) conflict with, violate, constitute a breach of, or result in the creation of a lien or any other encumbrance against, such Wellman Party or its properties pursuant to any contract, agreement, or instrument by which such Wellman Party or any of its subsidiaries shall be bound or any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which such Wellman Party or any of its subsidiaries shall be subject in each case immediately after the effective date of the Plan (the “Effective Date”);
     (v) Subject to the filing of the certificate of incorporation for Wellman Holdings, Inc. (in form and substance satisfactory to each Plan Sponsor), (A) all of the outstanding shares of capital stock of the Issuer constituting Plan Sponsor Shares will be, from and after the Effective Date, duly authorized, validly issued, fully paid, and nonassessable, and all such shares are and will be owned as of the Effective Date and consummation of the Closing by the Plan Sponsors, in their respective Applicable Percentages thereof, free and clear of all liens, preemptive rights, rights of first refusal, subscription, and similar rights, and (B) the shares of New Common Stock of Wellman Holdings Inc. issuable upon conversion of the Convertible Notes, have been, or as of the Effective Date shall be, duly authorized and reserved for issuance, and when issued against payment therefor upon conversion of the Convertible Notes, shall be validly issued, fully paid, non-assessable, and free of all liens, preemptive rights, rights of first refusal, subscription, and similar rights;
     (vi) Wellman has heretofore delivered to the Plan Sponsor (i) an unaudited consolidated balance sheet as of September 30, 2008 (the “Third Quarter 2008 Balance Sheet”) and (ii) a stand-alone business plan (the “Business Plan”) dated December 26, 2008 (the “Business Plan Date”). The Third Quarter 2008 Balance Sheet was prepared in conformity with GAAP, is complete and correct in all material respects and fairly presents in all material respects the assets and liabilities of Wellman and its subsidiaries as of September 30, 2008 (the “Balance Sheet Date”). Neither Wellman nor any of its

subsidiaries has any contingent obligation, contingent liability, or liability for taxes, long term lease, or unusual forward or long term commitment or other material liability, liquidated or unliquidated, that could reasonably be expected to have a Material Adverse Effect (defined below) and is not reflected on the Third Quarter 2008 Balance Sheet or in the Business Plan;
     (vii) Since the Balance Sheet Date, no Material Adverse Effect has occurred with respect to Wellman individually or the Wellman Parties taken as a whole;
     (viii) Each Wellman Party owns or has long term leases for all of its material real and personal properties, subject to existing liens, and on the Effective Date all such assets shall be free and clear of all liens except as shall be permitted under the Plan or as shall be described in the Disclosure Statement;
     (ix) There is no litigation, proceeding, or governmental investigation (collectively, “Litigation”) to which such Wellman Party is a party which is pending, or to the knowledge of such Wellman Party, threatened, against such Wellman Party or any properties or rights of such Wellman Party which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Wellman Party is not in violation of any term of any judgment, writ, decree, injunction, or order entered by any court or governmental authority and outstanding against it or any of its properties or rights, subject, where applicable, to the restrictions that may result solely from its status as a debtor-in-possession under the Bankruptcy Code;
     (x) No Wellman Party is in conflict with, or in default or violation of, any law, order, or agreement applicable to it or by which any property or asset of such Wellman Party is bound or affected;
     (xi) Assuming the representations of the Plan Sponsors set forth in Section 3(b)(v) through (viii) are true and correct, the offering and issuance of the Plan Sponsor Shares and of the Convertible Notes to the Plan Sponsors hereunder, together with the New Common Stock issuable upon conversion of the Convertible Notes, shall be exempt from registration under the Securities Act pursuant to Section 4(2) thereof; and
     (xii) Notwithstanding anything herein to the contrary, each Wellman Party acknowledges, represents, warrants and agrees that (a) the transactions contemplated hereby are arm’s length commercial transactions between the Issuer, on the one hand, and the Plan Sponsors, on the other, (b) in connection therewith and with the processes leading to such transactions, each Plan Sponsor is acting solely as a principal and not the agent or fiduciary of any Wellman Party or, as applicable, its debtor estate, (c) the Plan Sponsor has not assumed an advisory or fiduciary responsibility in favor of any of the Wellman Parties or, as applicable, their debtor estates with respect to any legal, tax, investment, accounting, regulatory, or other matters involving the transactions contemplated herein or the processes leading thereto (irrespective of whether any Plan Sponsor has advised or is currently advising any such Wellman Party on other matters), and (d) the Issuer and the Wellman Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer and the Wellman Parties represent, warrant and agree that they will not claim that the Plan Sponsor has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Wellman Parties or their shareholders or estates, in connection with the transactions contemplated herein or the processes leading thereto.
     The representations, warranties and agreements set forth in this Section 3(a) (collectively, the “Surviving Representations”) shall survive as if made on, and shall be deemed assumed and made by, the Issuer and Reorganized Wellman and the Surviving Entities (defined below).
          (b) Each Plan Sponsor hereby severally represents and warrants to Wellman and the Issuer that:
     (i) It is a limited liability company, limited partnership, corporation, or other entity, as the case may be, duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite power and authority to execute, deliver, and perform its obligations hereunder and to consummate the transactions contemplated hereby;
     (ii) The execution, delivery, and performance of this Plan Sponsorship Agreement by such Plan Sponsor and the consummation by such Plan Sponsor of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Plan Sponsor;
     (iii) This Plan Sponsorship Agreement has been duly executed and delivered by such Plan Sponsor and constitutes the legal, valid, and binding obligation of such Plan Sponsor, enforceable against such Plan Sponsor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity;
     (iv) the execution, delivery, and performance of this Plan Sponsorship Agreement by it and the consummation by such Plan Sponsor of the transactions contemplated hereby do not and shall not (A) violate any provision of the articles of incorporation or by-laws or other organizational documents of such Plan Sponsor or (B) conflict with, violate, constitute a breach of, or result in the creation of a lien or any other encumbrance against, such Plan Sponsor or its properties pursuant to any material contract, agreement, or instrument by which such Plan Sponsor is bound or any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which such Plan Sponsor is subject;
     (v) It is (A) an “accredited investor” within the meaning of Regulation D of the Securities Act, and (B) a “qualified institutional buyer” as such term is defined under Rule 144A of the Securities Act;
     (vi) It acknowledges that it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby and understands and is able to bear any economic risk associated with such investment;

     (vii) The Plan Sponsor Shares and the Convertible Notes to be received by such Plan Sponsor hereunder at the Closing, and the New Common Stock receivable upon conversion of such Convertible Notes, will be acquired for such Plan Sponsor’s own account or on behalf of managed accounts and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Plan Sponsor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Notwithstanding anything in this Section 3(b)(vii) to the contrary, by making the representations herein, such Plan Sponsor does not agree to hold the Plan Sponsor Shares, Convertible Notes or New Common Stock of the Issuer for any minimum or other specific term and reserves the right to dispose of such Plan Sponsor Shares, Convertible Notes or New Common Stock at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act and any applicable state securities laws; and
     (viii) It has been afforded the opportunity to ask questions and receive answers concerning Wellman and to obtain additional information.
4. Certain Conditions.
          (a) The obligations of each Plan Sponsor to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by the Plan Sponsors) of each of the following conditions:
     (i) (x) the Confirmation Order, in a form satisfactory to the Plan Sponsor, shall have been entered by the Bankruptcy Court, which order shall provide for, among other things, the approval, and the execution and delivery by the Wellman Parties where applicable, of this Plan Sponsorship Agreement, the Plan, and each of the other definitive documents necessary to effect the Reorganization by each Wellman Party, as applicable, including the First Lien Documents, the Second Lien Documents and the Third Lien Documents, (y) no order staying, reversing, modifying, or amending the Confirmation Order shall be in effect, and (z) none of the Wellman Parties shall have made a public announcement, entered into an agreement, or filed any pleading, evidencing its intention to support or that otherwise supports any transaction with respect to the reorganization or sale of any of the Wellman Parties or otherwise shall have taken any action that is materially inconsistent with the transactions contemplated by the Plan or this Plan Sponsorship Agreement or the First Lien Documents, the Second Lien Documents or the Third Lien Documents;
     (ii) any plan of reorganization of Wellman shall be consummated only on terms consistent with the Plan and the First Lien Documents, the Second Lien Documents and the Third Lien Documents, and all of the conditions precedent to the confirmation and effectiveness of the Plan and to the execution and delivery by all parties intended to be signatory thereto of the First Lien Documents, the Second Lien Documents and the Third Lien Documents and to the closing of the financings, and consummation of the other transactions contemplated by the foregoing shall have been satisfied, in all material respects, in a manner satisfactory to the Plan Sponsors;

     (iii) any and all documentation relating to the Plan and the First Lien Documents, the Second Lien Documents and the Third Lien Documents, (including, without limitation, the Plan, any intercreditor agreement between the holders of the Permitted First Lien Indebtedness and the holders of the Convertible Notes, any intercreditor agreement between the holders of the Permitted First Lien Indebtedness and the holders of the Permitted Third Lien Indebtedness, any intercreditor agreement between the holders of the Convertible Notes and the holders of the Permitted Third Lien Indebtedness and the First Lien Documents, the Second Lien Documents and the Third Lien Documents themselves), and the transactions contemplated hereby and thereby and by the Plan, including, without limitation, each of the definitive documents necessary to effect the Reorganization, shall be in form and substance satisfactory to the Plan Sponsors and shall be consistent with the Plan and the exhibits attached thereto, and any and all amendments or modifications to the Plan on or after the initial filing date thereof, or to the proposed forms of the First Lien Documents, the Second Lien Documents and the Third Lien Documents approved by the Plan Sponsors, shall be in form and substance satisfactory to the Plan Sponsors;
     (iv) the cash payment obligations under (a) the Wellman Industries, Inc. Hourly Employees Pension Plan and (b) the Fiber Industries, Inc. Retirement Income Plan shall be in an amount acceptable to the Plan Sponsors;
     (v) the total amount of cash to be distributed on the Effective Date to the holders of Allowed General Administrative Claims (as defined in the Plan) (including cure and section 503(b)(9) claims) shall be no more than $12 million;
     (vi) each Plan Sponsor shall have received its Applicable Percentage of the Plan Sponsor Fee or such fee shall be paid contemporaneously with the issuance of the Plan Sponsor Shares and the Convertible Notes to the Plan Sponsors as contemplated in Section 2(b)(ii);
     (vii)  the representations and warranties of each of the Wellman Parties contained in this Plan Sponsorship Agreement and of each of the parties thereto (other than the Plan Sponsors) contained in any of the First Lien Documents, the Second Lien Documents or the Third Lien Documents that are qualified as to materiality, material adverse effect, Material Adverse Effect, or similar qualifiers, and the representation and warranty contained in Section 3(a)(xi) and (xii), shall be true and correct in all respects, on and as of the date hereof and, with respect to the Wellman Parties that are to continue in existence immediately following the Effective Date, or the successors of Wellman or new entities created pursuant to the Plan, including the Issuer (the “Surviving Entities”), and any other parties thereto (other than the Plan Sponsors), as of and after giving effect to the Closing and the Effective Date and the execution and delivery of, and consummation of the transactions contemplated by, the Plan and the First Lien Documents, the Second Lien Documents and the Third Lien Documents, with the same force and effect as though made on and as of such date, and (x) the representations and warranties of each of the Wellman Parties contained in this Plan Sponsorship Agreement and of each of the parties thereto

(other than the Plan Sponsors) contained in any of the First Lien Documents, the Second Lien Documents or the Third Lien Documents that are not so qualified shall be true and correct in all material respects on and as of the date hereof and, with respect to the Surviving Entities, and any other parties thereto (other than the Plan Sponsors), as of and after giving effect to the Closing and the Effective Date and the execution and delivery of, and consummation of the transactions contemplated by, the Plan and the First Lien Documents, the Second Lien Documents and the Third Lien Documents, with the same force and effect as though made on and as of such date, (y) each of the other parties to the First Lien Documents, the Second Lien Documents and the Third Lien Documents shall have performed or complied with, in all material respects, its covenants and other agreements required to be performed or complied with under the First Lien Documents, the Second Lien Documents or the Third Lien Documents, as applicable, on or prior to the Effective Date, and (z) Wellman shall have performed or complied with, in all material respects, its covenants and other agreements required to be performed or complied with under this Plan Sponsorship Agreement and the First Lien Documents, the Second Lien Documents and the Third Lien Documents on or prior to the Effective Date and shall not be in breach of any thereof (and Wellman or Reorganized Wellman shall have delivered to each Plan Sponsor a certificate of its Chief Executive Officer or Chief Financial Officer to the effect that each of the conditions specified in this Section 4(a)(vii) is satisfied in all respects);
     (viii) The First Lien Documents, the Second Lien Documents and the Third Lien Documents shall have been duly executed and delivered by, or shall by court order have become effective and binding upon, and shall be enforceable against, each party thereto and each person or entity purported to be bound thereby. The indebtedness and other obligations of the Wellman Parties under the Second Lien Documents shall be secured by valid and perfected liens on all of the assets of the Wellman Parties pursuant to and in accordance with the Second Lien Documents, having the priority contemplated in the preamble to this Plan Sponsorship Agreement.;
     (ix)  the organizational documents of the Wellman Parties shall be satisfactory in form and substance to the Sponsors, and shall provide for an initial board of directors comprised of 7 members, including four designated by holders of the Convertible Notes, one designated by the holders of First Lien Term Loan pre-petition indebtedness of Wellman, one designated by the holders of the Second Lien Term Loan pre-petition indebtedness of Wellman, and the seventh to be the CEO of the Issuer, and that thereafter, (1) five members of the board of directors shall be elected by the vote of the holders of a majority of the voting power of the outstanding shares of New Common Stock and holders of the outstanding Convertible Notes and Permitted Third Lien Indebtedness (with holders of the Convertible Notes and the Permitted Third Lien Indebtedness voting on a “as converted” fully diluted basis), (2) for so long as at least $10,000,000 in aggregate principal amount of Permitted Third Lien Indebtedness remains outstanding, or the aggregate principal amount of the Permitted Third Lien Indebtedness is not less than 50% of the aggregate of the principal amount of the Convertible Notes and the Permitted Third Lien Indebtedness, one member of the board of directors shall be elected by the vote of holders of Permitted Third Lien Indebtedness representing at least a majority of the aggregate principal amount of the outstanding Permitted Third Lien Indebtedness and (3)

one member of the board of the directors shall be the then-CEO of the Issuer (except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Issuer); (x) the holders of New Common Stock, Convertible Notes and Permitted Third Lien Indebtedness shall enter into a registration rights agreement which shall provide that following an initial public offering by the Issuer, any such parties holding Common Stock, Convertible Notes and Permitted Third Lien Indebtedness representing in the aggregate at least 10% in voting power of the Common Stock, Convertible Notes and Permitted Third Lien Indebtedness, voting together as a single class on an as-converted basis, shall have demand and piggyback registration rights with respect to shares of New Common Stock of the Issuer owned by such holder; (y) the Convertible Notes to be purchased by the Plan Sponsors pursuant to its Plan Sponsor Commitment shall be issued and distributed in accordance with the Plan and this Plan Sponsorship Agreement pursuant to an exemption from registration under the Securities Act and any state or local law requiring registration for the offer or sale of a security, and (z) other than the Plan Sponsors and any entity that is an underwriter as defined in subsection (b) of Section 1145 of the Bankruptcy Code, subject to the approval of the Bankruptcy Court in the Confirmation Order, the issuance of the Convertible Notes shall qualify for an exemption from registration under the Securities Act and any state or local law requiring registration for the offer or sale of a security;
     (x) no provision of any applicable law or regulation and no judgment, injunction, decree, or other legal restraint shall prohibit the consummation of the Plan or the transactions contemplated thereby, or the entry into by the parties thereto of this Plan Sponsorship Agreement, the First Lien Documents, the Second Lien Documents and the Third Lien Documents and the consummation of the transactions contemplated thereby; and
     (xi) In the case of each Plan Sponsor, the other Plan Sponsor shall not have defaulted in payment of its Applicable Portion of the Plan Infusion.
          (b) The obligations of each of the Wellman Parties to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by Wellman) of each of the following conditions:
     (i)  the Confirmation Order shall have been entered by the Bankruptcy Court and (y) the conditions precedent to the effectiveness of the Plan shall have been satisfied or waived in accordance with the Plan;
     (ii)  the representations and warranties of the Plan Sponsors contained in this Plan Sponsorship Agreement that are qualified as to materiality, material adverse effect, or similar qualifiers, and the representations and warranties of the Plan Sponsors contained in Section 3(b)(v), (vi), and (vii), shall be true and correct in all respects, on and as of the date hereof and the Effective Date, with the same force and effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), and (y) the representations and warranties of the Plan

Sponsor contained in this Plan Sponsorship Agreement that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Effective Date, with the same force and effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date), and (z) the Plan Sponsors shall have performed or complied with, in all material respects, their covenants required to be performed or complied with under this Plan Sponsorship Agreement on or prior to the Effective Date (and the Plan Sponsors shall each have delivered to Wellman a certificate to the effect that each of the conditions specified in this Section 4(b)(ii) is satisfied in all respects with respect to such Plan Sponsor); and
     (iii) no provision of any applicable law or regulation and no judgment, injunction, decree, or other legal restraint shall prohibit the consummation of the Plan or the transactions contemplated thereby, or the entry into by the parties thereto of this Plan Sponsorship Agreement, the First Lien Documents, the Second Lien Documents and the Third Lien Documents and the consummation of the transactions contemplated thereby.
5. Additional Condition.
          The obligations of the Plan Sponsors to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by the Plan Sponsors) of the further condition that there shall not have occurred between the Balance Sheet Date and the Effective Date a Material Adverse Effect. For purposes of this Plan Sponsorship Agreement, a “Material Adverse Effect” shall mean any change, effect, event, occurrence, development, circumstance, or state of facts which, either alone or in combination, has had or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition or results of operations of Wellman and its subsidiaries taken as a whole, or which would reasonably be expected to materially impair its or their ability to perform its or their obligations under this Plan Sponsorship Agreement or the First Lien Documents, the Second Lien Documents or the Third Lien Documents or have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by this Plan Sponsorship Agreement or the First Lien Documents, the Second Lien Documents or the Third Lien Documents or the Plan; provided, that in no event shall any effect directly resulting from the public announcement of this Plan Sponsorship Agreement or the filing of the Plan or the transactions contemplated hereby or in the Plan, alone or in combination, be taken into account in determining whether there has been or would reasonably likely be, a Material Adverse Effect.
6. Satisfaction of the Plan Sponsor Commitment.
          Each Plan Sponsor may, in its sole discretion, satisfy its Plan Sponsor Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control, or investment funds under its or its affiliates’ management.

7. Certain Covenants.
          (a) Wellman shall use reasonable best efforts to cause the conditions set forth in Sections 4 and 5 to be satisfied and to consummate the transactions contemplated herein and by the Plan.
          (b) Wellman (i) shall provide 5 days advance written notice to the Plan Sponsors of any amendments or modifications to any of the documents relating to the Plan and the transactions contemplated by the Plan, including, without limitation, each of the First Lien Documents, the Second Lien Documents or the Third Lien Documents or any other definitive documents necessary to effect the Reorganization, and (ii) must obtain the prior written consent of the Plan Sponsors for any such amendments or modifications prior to their submission to the Bankruptcy Court.
          (c) Wellman shall use reasonable best efforts to obtain all approvals, waivers, consents, and other authorizations necessary in connection with the performance of the Plan and this Plan Sponsorship Agreement and the First Lien Documents, the Second Lien Documents and the Third Lien Documents.
          (d) Wellman shall use reasonable best efforts to promptly take, or cause to be taken, all actions and promptly do, or cause to be done, all things necessary, proper, or advisable in order to (i) obtain a Confirmation Order with respect to the Plan, (ii) include in the Confirmation Order the approval of the payment of the Plan Sponsor Fee and Expenses, and (iii) consummate the transactions contemplated by the Plan on terms consistent with the terms set forth in the Plan, including entry into of each of the First Lien Documents, the Second Lien Documents or the Third Lien Documents and any other definitive documents necessary to effect the Reorganization. Each of the Plan Sponsors and Wellman shall cooperate with each other to the extent reasonable in connection with the foregoing, and none of the Plan Sponsors or Wellman shall take any action for the purpose of delaying, impairing, or impeding the receipt of any approval, waiver, consent, or authorization required to be obtained pursuant to this Plan Sponsorship Agreement.
          (e) Wellman shall pay in full all Expenses incurred by the Plan Sponsors in accordance with Section 2(b)(iv) or, if this Plan Sponsorship Agreement is terminated pursuant to Section 11 or otherwise prior to the Effective Date, if any, at the time of any such termination, and whether or not the Closing or the Effective Date or the Reorganization takes place.
          (f) Wellman shall deliver to each of the Plan Sponsors, as soon as practicable but in any event at least five business days prior to the Effective Date, a written notice which shall (a) specify the date on which it believes the Effective Date will occur and (b) designate the account to which each of the Plan Sponsors shall deliver the amounts so payable, as set forth in Section 2(b)(i). Wellman shall deliver to each of the Plan Sponsors no later than the business day immediately prior to the Effective Date a written notice which shall specify the Effective Date.
8. Certain Notices; Certain Information.
          (a) Wellman hereby covenants that it shall promptly deliver to the Plan Sponsors, and each of the Plan Sponsor hereby covenants that it shall promptly deliver to Wellman, written notice of any matter, event, or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any material respect or (ii) constitute or result in a material breach by it of, or a failure by it to comply with, any material covenant or other agreement herein.

          (b) Wellman shall furnish the Plan Sponsors with such information regarding the Wellman Parties and provide for access by the Plan Sponsors and their advisors and representatives to all books, records, documents, properties, personnel, advisors, and representatives of Wellman as any of the Plan Sponsors may request, provided, that, each of the Plan Sponsors agrees that it shall keep such information confidential in accordance with the confidentiality agreements signed by Wellman and the Plan Sponsors. All such requests for information made to any of the Wellman Parties by any of the Plan Sponsors shall be made to the Chief Executive Officer or to the Chief Financial Officer of Wellman or their designee.
          (c) In addition to the information rights provided for in Section 8(b), for so long as any of the Convertible Notes are outstanding and are “restricted securities” within the meaning of Rule 144 under the Securities Act (unless such securities can be sold, without limitation, pursuant to Rule 144 under the Securities Act), the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of Convertible Notes and to each prospective purchaser of such Convertible Notes (as designated by such holder), upon the request of such holder or prospective purchaser any information required to be provided by Rule 144A(d)(4) under the Securities Act.
9. Certain Consent Rights. Each of the Wellman Parties hereby covenants that, without the prior written consent of the Plan Sponsors, it shall not, prior to the Effective Date, enter into any agreement with respect to its securities (it being understood that no such written consent shall be required for purposes of the issuance of the securities contemplated by the Plan), or amend any existing agreement with respect to such securities in any manner inconsistent with the rights of the Plan Sponsors pursuant to, or the consummation of the transactions contemplated by, this Plan Sponsorship Agreement or any of the First Lien Documents, the Second Lien Documents or the Third Lien Documents.
10. Removal of Legends. In the event that, following the transactions contemplated by the Plan and this Plan Sponsorship Agreement, any certificates, notes, or other forms of evidence of securities (“Securities”) of Wellman Holdings, Inc. held by any Plan Sponsor bear a restrictive legend then:
          (a) if such Plan Sponsor delivers to Reorganized Wellman (i) a certificate, in a form reasonably satisfactory to Reorganized Wellman, certifying that such Securities have been transferred pursuant to a registration statement that is effective under the Securities Act or (ii) a certificate, in a form reasonably satisfactory to Reorganized Wellman, certifying that such Securities have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Reorganized Wellman shall, or shall instruct its transfer agent to issue, upon surrender of such Securities, one or more new Securities in respect of those so transferred, which new Securities shall not bear any such legend; and
          (b) if the Plan Sponsor delivers to Reorganized Wellman an opinion of outside counsel to the Plan Sponsor reasonably acceptable to Reorganized Wellman that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities

Act, Reorganized Wellman shall, or shall instruct its transfer agent to, issue upon surrender of such Securities one or more new Securities in replacement thereof, which new Securities shall not bear any such legend.
11. Termination by Plan Sponsors; Survival. Either Plan Sponsor shall be entitled to terminate its obligations under this Plan Sponsorship Agreement by giving written notice thereof to Wellman (a) in the event any of the Wellman Parties (i) breaches this Plan Sponsorship Agreement or the Plan in any respect deemed material by such Plan Sponsor and, if such breach is capable of cure, and is a breach other than of the obligations of the Wellman Parties set for the in Section 8(a), fails to cure such breach within five (5) business days from the receipt of notice of such breach), (ii) fails to satisfy any of the terms or conditions of, including default in performance of any of its obligations under, this Plan Sponsorship Agreement or the Plan or any of the First Lien Documents, the Second Lien Documents or the Third Lien Documents, or the satisfaction of any such term or condition, or performance of any of such obligations, becomes impossible, (iii) cannot satisfy all of the conditions set forth in Section 4 and Section 5, or the Closing or Effective Date does not occur for any reason, by January 31, 2009, or (iv) shall have made a public announcement, entered into an agreement or filed any pleading evidencing its intention to support, or otherwise supports, any transaction with respect to the reorganization or sale of any of the Wellman Parties or their assets or takes any other action that is otherwise materially inconsistent with the transactions contemplated by this Plan Sponsorship Agreement, the Disclosure Statement, or the Plan; or (b) upon the termination of the Plan, in which event Wellman shall pay on such termination date all accrued Expenses in accordance with Section 7(e). Upon any termination of this Plan Sponsorship Agreement, the provisions of Sections 7(e), 13, 14, 15, 16, 17, 18 and 19 shall survive any such termination, and the parties to this Plan Sponsorship Agreement shall remain liable for breaches of this Plan Sponsorship Agreement prior to its termination.
12. Indemnification.
          (a) Following the Closing, the Surviving Entities, on a joint and several basis, (each, an “Indemnifying Party”) shall indemnify, defend, and hold harmless the Plan Sponsors and their respective affiliates and each of their respective officers, directors, managers, partners, stockholders, employees, advisors, agents, and other representatives and any affiliate of the foregoing, and each of its and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, all losses, damages, liabilities, costs, and expenses, including, without limitation, interest, court costs, and reasonable attorneys’ fees and expenses relating to, arising out of, resulting from or in connection with (i) any breach or inaccuracy of the Surviving Representations, (ii) any breach or violation by the Wellman Parties of their representations, warranties, covenants and other agreements set forth in this Plan Sponsorship Agreement, and (iii) any action, suit, or proceeding by a third-party arising out of or related to this Plan Sponsorship Agreement or the transactions contemplated hereby (collectively, “Indemnified Liabilities”); provided, however that Indemnified Liabilities shall exclude any portion of such losses, damages, liabilities, costs, or expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

          (b) Each Indemnified Party entitled to indemnification hereunder shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Plan Sponsorship Agreement (provided that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced thereby) and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party; provided, however, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such claim within 20 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel selected by such Indemnifying Party and satisfactory to such Indemnified Party, or (z) in the judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to any of such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (i) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation, (ii) enter into any settlement that attributes, by its terms, liability to the Indemnified Party, or (iii) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnified Party, no Indemnifying Party shall be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the Indemnified Party other than the payment of money damages and expenses which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (y) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (z) above, the Indemnified Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion, exercise in good faith and upon advice of counsel its rights to contest, defend, and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, however that at least 10 days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party.
13. Notices.
          (a) All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission or electronic mail in portable document format (.pdf), by nationally recognized overnight courier or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers.

If to any Plan Sponsor:	To the address set forth beneath such Plan Sponsor’s signature to this Plan Sponsorship

Agreement

With a copy (which shall not constitute notice) to:	Gibson, Dunn & Crutcher

200 Park Avenue
New York, NY 10166-0193
Attn: Robert L. Cunningham, Esq.
Facsimile: (212) 351-5208
Email: rcunningham@gibsondunn.com
and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attn: Michael S. Stamer, Esq.
         Stephen B. Kuhn, Esq.
Facsimile: (212) 872-1002
Email: mstamer@akingump.com
skuhn@AkinGump.com

— And —

If to Wellman:	Wellman, Inc. 3303 Port and Harbor Drive Port Bienville Industrial Park Bay St. Louis, MS 39520 Attn: Mark Ruday Facsimile: (803) 396-9217 Email:mark.ruday@wellmaninc.com

With a copy (which shall not constitute notice) to:	Kirkland & Ellis LLP Citicorp Center 153 East 53rd Street New York, NY 10022 Attn: Jonathan S. Henes Facsimile: (212) 446-6460 Email: jhenes@kirkland.com
          (b) All such notices, requests and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile, or by electronic mail in portable document format (.pdf), on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the fifth business day after the posting thereof.

     14. Successors and Assigns; Assignment. The provisions of this Plan Sponsorship Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (i) any Plan Sponsor may assign, delegate, or otherwise transfer this Plan Sponsorship Agreement or any of its rights or obligations hereunder without the consent of Wellman or any of the Surviving Entities, provided, that any such assignment shall not relieve such Plan Sponsor from liability resulting from a default by any assignee of its obligations hereunder, and (ii) neither Wellman nor any of the Surviving Entities may assign, delegate, or otherwise transfer this Plan Sponsorship Agreement or any of their rights or obligations hereunder without the consent of the Plan Sponsors. Nothing in this Plan Sponsorship Agreement is intended to confer upon any person or entity not a party hereto (other than Indemnified Parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Plan Sponsorship Agreement, including, without limitation, to confer third party beneficiary rights.
     15. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect to such subject matter. The parties hereto represent and warrant that there are no other agreements or understandings, written or oral, regarding any of the subject matter hereof other than as set forth herein and covenant not to enter into any such agreements or understandings after the date hereof, except pursuant to an amendment, modification, or waiver of the provisions of this Plan Sponsorship Agreement.
     16. Amendments. This Plan Sponsorship Agreement represents the final agreement and the entire understanding among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements and understandings of the parties. There are no unwritten oral agreements or understandings between the parties relating to the subject matter hereof. This Agreement may not be amended or modified except by a written instrument signed by each Plan Sponsor and Wellman.
     17. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Plan Sponsorship Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Plan Sponsorship Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
     18. Counterparts. This Plan Sponsorship Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute an original and all of which when taken together shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

     19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Plan Sponsorship Agreement, each of the parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Plan Sponsorship Agreement, shall be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Plan Sponsorship Agreement each of the parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding. Notwithstanding the foregoing consent, prior to the consummation of the Plan, each party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Plan Sponsorship Agreement.
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, Wellman, the Wellman Subsidiaries, and the Plan Sponsors have executed this Plan Sponsorship Agreement as of the date first written above.

WELLMAN, INC.
By:
Name:
Title:

WELLMAN SUBSIDIARIES
By:
Name:
Title:

Address:

[                    ]
Attn: [                    ]
Tel: [                    ]
Fax: [                    ]
Email: [                    ]
[Signature Page to Plan Sponsorship Agreement]

By:
Name:
Title:

Address:

[                    ]
Attn: [                    ]
Tel: [                    ]
Fax: [                    ]
Email: [                    ]
[Signature Page to Plan Sponsorship Agreement]

PLAN SPONSORS SOLA, Ltd.
By:
Name:
Title:

Address:

SOLA, Ltd.
Attn: Joseph Lonetto, Esq.
Tel: (212) 284-4306
Fax: (212) 284-4338
Email: jlonetto@soluslp.com
[Signature Page to Plan Sponsorship Agreement]

BlackRock Financial Management, Inc.
By:
Name:
Title:

Address:

BlackRock Financial Management, Inc.
Attn: David Maryles, Esq.
Tel: (212) 810-5097
Fax: (212) 810-5116
Email: david.maryles@blackrock.com
[Signature Page to Plan Sponsorship Agreement]

EXHIBIT A

1